UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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ALLEGHANY CORPORATION
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(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Explanatory Note

On March 16, 2020, Alleghany Corporation (“Alleghany”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2020 Annual Meeting of Stockholders scheduled to be held on April 24, 2020 (the “Annual Meeting”). On April 13, 2020, Alleghany issued a press release concerning its intention to adjourn the Annual Meeting to May 8, 2020 and, in response to the coronavirus (COVID-19) pandemic and recommendations and orders from federal and New York authorities, hold a virtual-only Annual Meeting. Alleghany is providing this supplement to broadly disseminate that information.

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION announces INTENTION TO

ADJOURN 2020 Annual Meeting of stockholders TO MAY 8, 2020

AND change to a virtual meeting format

NEW YORK, NY, April 13, 2020 – Alleghany Corporation (NYSE:Y) today announced that it intends to adjourn its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on April 24, 2020 at 10:00 a.m., Eastern Daylight Time, to May 8, 2020 at 10:00 a.m., Eastern Daylight Time, and that the adjourned meeting will be conducted exclusively in a virtual format. Stockholders will not be able to attend the Annual Meeting in person, however, stockholders will be able vote and ask questions during the Annual Meeting through the online platform.

The decision of the Board of Directors to adjourn the meeting to May 8, 2020 was made in order to provide management the opportunity to discuss with stockholders Alleghany’s 2020 first quarter results, which will be released on or before May 7, 2020, along with recent events. The decision of the Board of Directors to change to a virtual-only format was made in light of the public health and safety concerns related to the coronavirus (COVID-19) pandemic and recommendations and orders from federal and New York authorities. Information regarding access to the virtual-only meeting will follow after the 2020 Annual Meeting has been adjourned.

About Alleghany Corporation

Alleghany Corporation (NYSE:Y) creates value through owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurer; RSUI Group, Inc., which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors’ and officers’ liability; and CapSpecialty, Inc., an underwriter of commercial property, casualty and surety insurance coverages. Alleghany’s subsidiary Alleghany Capital Corporation owns and manages a diverse portfolio of middle market businesses.

For more information, please contact:

Dale James
Alleghany Corporation
212-508-8116